Exhibit 99(e)
Certification under Rule 466
     The depositary, JPMorgan Chase Bank, N.A., represents and certifies the following:
     (1) That it previously had filed a registration statement on Form F-6 (Vestas Wind Systems A/S, 333-152018) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.
     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A., as Depositary

By Name:	/s/Joseph M. Leinhauser Joseph M. Leinhauser
Title:	Vice President